Exhibit 10.3

________________________________________________________________________

REDEMPTION AGREEMENT

dated as of June 5, 2007,

with effect as of June 1, 2007

by and between

LEXINGTON/LION VENTURE, L.P.

CLPF-LXP/LV, L.P.

and

CLPF-LXP/LION VENTURE GP, LLC

________________________________________________________________________

TABLE OF CONTENTS

Page

ARTICLE 1.	DEFINITIONS	2
ARTICLE 2.	REDEMPTION OF THE INTERESTS AND SURRENDER OF THE CONTRACTUAL RIGHTS	4
ARTICLE 3.	REPRESENTATIONS AND WARRANTIES OF THE REDEEMING LIMITED PARTNER	5
ARTICLE 4.	REPRESENTATIONS AND WARRANTIES OF THE REDEEMING GENERAL PARTNER	6
ARTICLE 5.	REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP	7
ARTICLE 6.	COVENANTS	8
ARTICLE 7.	INDEMNIFICATION	11
ARTICLE 8.	MISCELLANEOUS	13

-i-

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of June 5, 2007, with effect as of June 1, 2007 by and between LEXINGTON/LION VENTURE, L.P., a Delaware limited partnership (the “Partnership”), CLPF-LXP/LV, L.P., a Delaware limited partnership (the “Redeeming Limited Partner”), and CLPF-LXP/LION VENTURE GP, LLC, a Delaware limited liability company (the “Redeeming General Partner”).

.

W I T N E S SETH:

WHEREAS, prior to the effectiveness of this Agreement, the Partnership, the Redeeming Limited Partner and Lexington Realty Trust, a Maryland real estate investment trust (“LXP”), entered into a Partial Redemption Agreement, effective as of June 1, 2007 (the “Partial Redemption Agreement”);

WHEREAS, after the effectiveness of the Partial Redemption Agreement, but prior to the effectiveness of this Agreement, LXP and The Lexington Master Limited Partnership, a Delaware limited partnership (“LMLP”), entered into a Contribution Agreement, effective as of June 1, 2007, whereby LXP transferred its interests in the Partnership to LMLP;

WHEREAS, the Redeeming Limited Partner is the owner of certain limited partnership interests in the Partnership (all of the limited partnership interests in the Partnership owned by the Redeeming Limited Partner are hereafter referred to as the “LP Interests”) (A) issued pursuant to the Limited Partnership Agreement of the Partnership, dated October 1, 2003, as amended by three amendments that were effective as of (i) December 4, 2003, (ii) August 11, 2004 and (iii) December 2005 (the “LP Agreement”) and (B) as partially redeemed pursuant to the Partial Redemption Agreement dated as of the date hereof and effective June 1, 2007;

WHEREAS, the Redeeming General Partner is the owner of certain general partnership interests in the Partnership (all of the general partnership interests in the Partnership owned by the Redeeming General Partner are hereafter referred to as the “GP Interests”) issued pursuant to the LP Agreement;

WHEREAS, the Redeeming Limited Partner and the Partnership have agreed that the Partnership will redeem the LP Interests; and

WHEREAS, the Redeeming General Partner and the Partnership have agreed that the Partnership will redeem the GP Interests; and

WHEREAS, the Redeeming Limited Partner and the Redeeming General Partner have agreed to sell to LMLP, and LMLP has agreed to purchase from the Redeeming Limited Partner and the Redeeming General Partner, a portion of their LP Interests and GP Interests, respectively, in exchange for the LP Consideration and GP Consideration, respectively.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations, warranties and indemnities contained in this Agreement, the Redeeming Limited Partner, the Redeeming General Partner and the Partnership hereby agree as follows:

ARTICLE 1.

DEFINITIONS

1.1       Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, in reference to any Person: any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the preamble.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including, without limitation, successor provisions of succeeding law.

“Continuing Guaranty Obligations” shall mean those certain ongoing obligations of the Partnership and LXP as set forth in Exhibit C hereof.

“Encumbrance” shall mean any lien, charge, restriction, pledge, security interest, lease or sublease, claim, right of any third party, easement, mortgage, encroachment or encumbrance.

“GP Consideration” shall have the meaning set forth in Section 2.3.

“GP Contractual Rights” shall mean all contractual rights of the Redeeming General Partner arising, embodied by or otherwise relating to the GP Interests or the Redeeming General Partner’s rights or interests in the Partnership, including all such rights under the LP Agreement; all such voting rights and rights to be represented on committees of the Partnership; and all such rights to receive financial and other information from the Partnership.

“GP Interests” shall have the meaning set forth in the recitals.

“Indemnitee” shall have the meaning set forth in Section 7.4.

“Indemnitor” shall have the meaning set forth in Section 7.4.

“LMLP” shall have the meaning set forth in the recitals.

“LP Agreement” shall have the meaning set forth in the recitals.

“LP Consideration” shall have the meaning set forth in Section 2.3.

“LP Contractual Rights” shall mean all contractual rights of the Redeeming Limited Partner arising, embodied by or otherwise relating to the LP Interests or the Redeeming Limited

Partner’s rights or interests in the Partnership, including all such rights under the LP Agreement; all such voting rights and rights to be represented on committees of the Partnership; and all such rights to receive financial and other information from the Partnership.

“LP Interests” shall have the meaning set forth in the recitals.

“LXP” shall have the meaning set forth in the recitals.

“Non-Redeemed Partners” shall mean all partners of the Partnership other than the Redeeming General Partner and the Redeeming Limited Partner.

“Partial Redemption Agreement” shall have the meaning set forth in the recitals.

“Partnership” shall have the meaning set forth in the preamble.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Property Taxes” shall have the meaning set forth in Section 6.3(a).

“Redeeming General Partner” shall have the meaning set forth in the preamble.

“Redeeming Limited Partner” shall have the meaning set forth in the preamble.

“Redemption Consideration” shall mean (a) all of the Partnership’s 100% limited liability company interest in (i) Lexington Lion San Francisco GP LLC, a Delaware limited liability company, (ii) Lexington Malvern Manager LLC, a Delaware limited liability company, (iii) Lexington Lion Dunwoody GP LLC, a Delaware limited liability company, (iv) Lexington Lion New Lenox GP LLC, a Delaware limited liability company, (v) Lexington Lion Rancho Cordova GP LLC, a Delaware limited liability company, and (vi) Lexington Lion Houston GP LLC, a Delaware limited liability company, and (b) all of the Partnership’s 100% limited partnership interest in (i) Lexington Lion San Francisco L.P., a Delaware limited partnership, (ii) Lexington Lion New Lenox L.P., a Delaware limited partnership, and (iii) Lexington Lion Rancho Cordova L.P., a Delaware limited partnership, and (c) all of the Partnership’s 99.5% interest in (i) Lexington Lion Dunwoody L.P., a Delaware limited partnership, and (ii) Lexington Lion Houston L.P., a Delaware limited partnership.

“Retained Entities” shall mean all entities held by the Partnership other than those described in the definition of Redemption Consideration.

ARTICLE 2.

REDEMPTION OF THE INTERESTS AND

SURRENDER OF THE CONTRACTUAL RIGHTS

2.1       Redemption of the LP Interests and Surrender of the LP Contractual Rights. Upon the terms and subject to the conditions set forth in this Agreement, the Redeeming Limited Partner does hereby (i) tender and deliver to the Partnership, and the Partnership does hereby purchase and redeem, all of the Redeeming Limited Partner’s right, title and interest in and to the LP Interests, free and clear of all Encumbrances and (ii) surrender the LP Contractual Rights to the Partnership. Following the redemption provided in this Section 2.1, the Redeeming Limited Partner shall (i) be deemed to have resigned as a limited partner of the Partnership and otherwise to cease to be a limited partner of the Partnership and will have no right, title, interest, liability or obligation in or to the Partnership, or its partners, as a partner of the Partnership or otherwise and (ii) no longer have any LP Contractual Rights, other than the obligations set forth in this Agreement.

2.2       Redemption of the GP Interests and Surrender of the GP Contractual Rights. Upon the terms and subject to the conditions set forth in this Agreement, the Redeeming General Partner does hereby (i) tender and deliver to the Partnership, and the Partnership does hereby purchase and redeem, all of the Redeeming General Partner’s right, title and interest in and to the GP Interests, free and clear of all Encumbrances and (ii) surrender the GP Contractual Rights to the Partnership. Following the redemption provided in this Section 2.2, the Redeeming General Partner shall (i) be deemed to have resigned as a general partner of the Partnership and otherwise to cease to be a general partner of the Partnership and will have no right, title, interest, liability or obligation in or to the Partnership, or its partners, as a partner of the Partnership or otherwise and (ii) no longer have any GP Contractual Rights, other than the obligations set forth in this Agreement.

2.3       Redemption Consideration. Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Partnership shall, (a) for the LP Interests and the surrender of the LP Contractual Rights, (i) convey to the Redeeming Limited Partner the Redemption Consideration pursuant to an Assignment Agreement in form and substance as set forth on Exhibit A hereto, (ii) cause LMLP to pay to the Redeeming Limited Partner $6,622,229 in cash by wire transfer of immediately available funds to the account designated by the Redeeming Limited Partner (it being agreed and acknowledged that such payment is not an expense of the Partnership) and (iii) cause LMLP to convey to the Redeeming Limited Partner pursuant to an Assignment Agreement in form and substance as set forth on Exhibit B hereto all of LMLP’s 30% limited partnership interest in Lexington Malvern L.P., a Delaware limited partnership (such 30% interest, together with the cash payment set forth in Section 2.3(a)(ii) hereof, the “LP Consideration”), and (b) for the GP Interests and the surrender of the GP Contractual Rights, cause LMLP to pay to the Redeeming General Partner $1,000 (the “GP Consideration”) in cash by wire transfer of immediately available funds to the account designated by the Redeeming General Partner (it being agreed and acknowledged that such payment is not an expense of the Partnership). All wire transfers pursuant to this Section 2.3 shall be in accordance with the instructions set forth on Schedule 1 hereto.

2.4       Effective Date. The parties agree that as of June 1, 2007, (i) the Redeeming Limited Partner shall have all the benefits and burdens of ownership of the entities described in the definition of Redemption Consideration and that any action required to be taken with respect to any of those entities after June 1, 2007 (including, without limitation, the execution of any contracts or leases) shall be taken by the Partnership only at the express written direction of the Redeeming Limited Partner; (ii) the Redeeming Limited Partner shall have all the benefits and burdens of ownership of Lexington Malvern L.P. and that any action required to be taken with respect to Lexington Malvern L.P. after June 1, 2007 (including, without limitation, the execution of any contracts or leases) shall be taken by the LMLP only at the express written direction of the Redeeming Limited Partner and (iii) the Non-Redeemed Partners shall have all the benefits and burdens of ownership of the Retained Entities and that any action required to be taken with respect to any of the Retained Entities after June 1, 2007 (including, without limitation, the execution of any contracts or leases) shall be taken by the Partnership only at the express written direction of the Non-Redeemed Partners. The Redeeming Limited Partner hereby ratifies, confirms and approves any actions taken or leases or contracts executed by (x) the Partnership with respect to the Redemption Consideration and its assets at the direction of the Redeeming Limited Partnership after June 1, 2007 and (y) LMLP with respect to Lexington Malvern L.P. and its assets at the direction of the Redeeming Limited Partnership after June 1, 2007. The Non-Redeemed Partner hereby ratifies, confirms and approves any actions taken or leases or contracts executed by the Partnership with respect to the Retained Entities and its assets at the direction of the Non-Redeemed Partners after June 1, 2007.

2.5       Further Assurances. Each party hereto hereby agrees to take any and all actions and execute any and all documents and instruments reasonably requested by another party hereto to facilitate and effectuate the purposes of this Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE REDEEMING LIMITED PARTNER

The Redeeming Limited Partner hereby represents and warrants to the Partnership as follows (it being understood and agreed that each representation and warranty contained in this Article 3 is made solely as of the date of this Agreement):

3.1       Organization. The Redeeming Limited Partner is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

3.2       Authorization. The Redeeming Limited Partner has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by the Redeeming Limited Partner and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3       Validity. Neither the execution and delivery of this Agreement by the Redeeming Limited Partner nor the performance or consummation by the Redeeming Limited Partner of the transactions contemplated hereby, conflicts with, results in a breach or violation of, constitutes a default under, or accelerates the performance provided by the terms of: (a) any law, rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which the Redeeming Limited Partner is subject; (b) any contract, agreement, commitment or instrument to which the Redeeming Limited Partner is a party or by which the Redeeming Limited Partner or any of its assets is bound; or (c) the limited partnership agreement of the Redeeming Limited Partner or the certificate of limited partnership of the Redeeming Limited Partner.

3.4       Ownership of LP Interests. The Redeeming Limited Partner owns the LP Interests free and clear of all Encumbrances. Simultaneously with the transfer of the LP Interests to the Partnership and full satisfaction by the Partnership of the requirements set forth in Section 2.3, the Partnership shall acquire the LP Interests free and clear of all Encumbrances.

3.5       No Other Representation or Warranty. Except as expressly set forth in this Article 3, the Redeeming Limited Partner makes no, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter about the Redeeming Limited Partner, the LP Interests or any other matter.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF THE REDEEMING GENERAL PARTNER

The Redeeming General Partner hereby represents and warrants to the Partnership as follows (it being understood and agreed that each representation and warranty contained in this Article 4 is made solely as of the date of this Agreement):

4.1       Organization. The Redeeming General Partner is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

4.2       Authorization. The Redeeming General Partner has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by the Redeeming General Partner and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.3       Validity. Neither the execution and delivery of this Agreement by the Redeeming General Partner nor the performance or consummation by the Redeeming General Partner of the transactions contemplated hereby, conflicts with, results in a breach or violation of, constitutes a default under, or accelerates the performance provided by the terms of: (a) any law, rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which the Redeeming

General Partner is subject; (b) any contract, agreement, commitment or instrument to which the Redeeming General Partner is a party or by which the Redeeming General Partner or any of its assets is bound; or (c) the limited liability company agreement of the Redeeming General Partner or the certificate of formation of the Redeeming General Partner.

4.4       Ownership of GP Interests. The Redeeming General Partner owns the GP Interests free and clear of all Encumbrances. Simultaneously with the transfer of the GP Interests to the Partnership and full satisfaction by the Partnership of the requirements set forth in Section 2.3, the Partnership shall acquire the GP Interests free and clear of all Encumbrances.

4.5       No Other Representation or Warranty. Except as expressly set forth in this Article 4, the Redeeming General Partner makes no, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter about the Redeeming General Partner, the GP Interests or any other matter.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership hereby represents and warrants to the Redeeming Limited Partner and the Redeeming General Partner as follows (it being understood and agreed that each representation and warranty contained in this Article 5 is made solely as of the date of this Agreement):

5.1       Organization. The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

5.2       Authorization. The Partnership has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.3       Validity. Neither the execution and delivery of this Agreement by the Partnership nor the performance or consummation by the Partnership of the transactions contemplated hereby, conflicts with, results in a breach or violation of, constitutes a default under, or accelerates the performance provided by the terms of: (a) any law, rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which the Partnership is subject; (b) any contract, agreement, commitment or instrument to which the Partnership is a party or by which the Partnership or any of its assets is bound; or (c) the LP Agreement or the certificate of limited partnership of the Partnership.

5.4       Ownership of the Redemption Consideration. The Partnership owns the Redemption Consideration free and clear of all Encumbrances. Simultaneously with the transfer of the LP Interests to the Partnership, the Redeeming Limited Partner shall acquire the Redemption Consideration free and clear of all Encumbrances.

5.5       No Other Representation or Warranty. Except as expressly set forth in this Article 5, the Partnership makes no, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter about the Partnership, the LP Interests, the GP Interests or any other matter.

ARTICLE 6.

COVENANTS

6.1       Fees and Expenses; Taxes. Any sales, use and transfer Taxes, including but not limited to any value added, stock transfer, gross receipts, stamp duty and real, personal, or intangible property transfer Taxes, due by reason of the transactions contemplated in this Agreement, including but not limited to any interest or penalties in respect thereof (and legal costs related to analysis of such Taxes) will be borne 50% by the Partnership and 50% by the Redeeming Limited Partner and the Redeeming General Partner. Other than as contemplated in the prior sentence, each party hereto shall pay all of its own legal and accounting fees and expenses incurred in connection with the transactions contemplated by this Agreement.

6.2       Confidentiality. From and after the effective date hereof, none of the parties will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other parties, which shall not be unreasonably withheld. The foregoing shall not preclude any party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent any party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, Tax and reporting requirements. A party may disclose this transaction or any aspect or information related to this transaction as its attorneys deem is necessary for such party or its Affiliates to comply with applicable law. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other parties in order to enforce the provisions of this Section 6.2. Notwithstanding the foregoing, any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the Tax treatment and Tax structure of the transaction and all materials of any kind (including opinions or other Tax analyses) that are provided to them relating to such Tax treatment and Tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws. The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the Tax treatment and Tax structure of the transaction including (without limitation) (i) any portion of the transaction documents or related materials to the extent not related to the Tax treatment or Tax structure of the transaction; (ii) the existence or status of any negotiations unrelated to the Tax issues; or (iii) any other term or detail not relevant to the Tax treatment or the Tax structure of the transaction. Notwithstanding anything to the contrary in this Section 6.2, (i) no party hereto shall be deemed to be in breach hereof for divulging (or if any of its Affiliates divulge) information in accordance with or as required by applicable law, regulation (including, without limitation, the Securities and Exchange Commission regulations or the regulations of any other securities regulation authority and the regulations or rules (including rules of any listing agreement) of any securities exchange), court order, legal process or similar governmental mandate, and (ii) LMLP (or its Affiliates) shall be entitled to (1) file a Current Report on Form 8-K with the Securities and Exchange Commission, substantially in the form attached as Exhibit D hereto, within four business days of the date hereof, (2) publicly disclose the Agreement and the transactions contemplated hereby pursuant to a press release, substantially in the form attached as Exhibit E hereto, and (3) make disclosures regarding the Agreement and the transactions contemplated hereby to the extent necessary to comply with its obligations to file other periodic reports required to be filed to the Securities and Exchange Commission, provided that such other periodic reports do not contain disclosures beyond the disclosures contain in Exhibits D and E hereto.

6.3       Property Costs and Expenses. The transactions contemplated by this Agreement and the amount set forth in Section 2.3(a)(ii) reflect the allocation of the following costs and expenses between the Partnership and the Redeeming Limited Partner as follows:

(a)       Taxes and Assessments. General real estate Taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the assets for the then current calendar year or other current Tax period (collectively, “Property Taxes”) not yet due and payable shall have been be prorated as of the effective date hereof. If the Partnership did not receive the Tax bill for the calendar year or other applicable Tax period applicable to the effective date of this Agreement, the Partnership and the Redeeming Limited Partner shall have prorated Property Taxes for such calendar year or other applicable Tax period based upon the most recent ascertainable assessed values and Tax rates; provided, however, that such amounts shall be re-prorated upon receipt of the final Tax bill.

(b)       Collected Rent. All rent and other income (and any applicable state or local Tax on rent) under leases in effect on the effective date hereof, whether collected or uncollected, but net of expected delinquencies on a historical basis, shall have been prorated as of the effective date hereof. Any prepaid rents for the period following the effective date hereof shall be paid over by the Partnership to the Redeeming Limited Partner after making prorations, to the extent not already transferred to the Redeeming Limited Partner.

(c)       Utilities. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the effective date hereof shall have been prorated as of the effective date hereof. If meter readings are obtained as of the effective date hereof, there shall have been no proration of such items. The Partnership shall pay the bills therefor for the period to the day preceding the effective date hereof, and the Redeeming Limited Partner shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, the Redeeming Limited Partner will have received a credit for the Partnership’s portion and will pay the entire bill prior to delinquency after the effective date hereof. If the Partnership has paid any utilities no more than thirty (30)

days in advance in the ordinary course of business, then the Redeeming Limited Partner shall have been charged its portion of such payment.

(d)       Other. All other charges, escrows, inventories, deposits and fees customarily prorated and adjusted in similar transactions shall have been be so prorated and adjusted. In the event that accurate prorations and other adjustments cannot be made as of the effective date hereof because current bills are not obtainable, the Partnership and the Redeeming Limited Partner shall have prorated on the best available information, subject to adjustment upon receipt of the final bills.

(e)       Payments. The parties agree that the allocations set forth in this Section 6.3 will not result in the Partnership or the Redeeming Limited Partner owing any amount to the other party after taking into account the amount set forth in Section 2.3(a)(ii) except with respect to re-prorations as set forth in this Section 6.3.

6.4       Tax Matters. For U.S. federal income tax purposes, the Redeeming Limited Partner, the Redeeming General Partner, LMLP and the Partnership shall treat and report the transactions contemplated by this Agreement as (a) first, (i) a taxable sale of a portion of the LP Interests to LMLP by the Redeeming Limited Partner in exchange for the LP Consideration and (ii) a taxable sale of the GP Interests by the Redeeming General Partner to LMLP in exchange for the GP Consideration; (b) second, a tax-free complete redemption by the Partnership of the remaining LP Interests, as adjusted as a result of the sale pursuant to the foregoing Section 6.4(a)(i), in exchange for the Redemption Consideration pursuant to Section 731 of the Code; and (c) in all respects consistently for purposes of any federal, state or local Tax. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein. The Partnership shall make available to the Redeeming Limited Partner and the Redeeming General Partner, and the Redeeming Limited Partner and the Redeeming General Partner shall make available to the Partnership, (i) such records as any such party may reasonably require for the preparation of any Tax Returns required to be filed by the Partnership, the Redeeming Limited Partner or the Redeeming General Partner and (ii) such records as the Partnership, the Redeeming Limited Partner or the Redeeming General Partner may reasonably require for the defense of any audit, examination, administrative appeal, or litigation of any Tax Return of the Partnership or in which the Redeeming Limited Partner or the Redeeming General Partner was included.

For purposes of this Agreement:

“Tax Return” shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

“Taxes” shall mean all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees’ income withholding, unemployment and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

6.5       Substitute Guarantors. The Redeeming Limited Partner shall promptly commence the use of commercially reasonable efforts to substitute the current guarantor under each of the guaranties set forth on Exhibit C hereto with the Redeeming Limited Partner or an Affiliate of the Redeeming Limited Partner, subject to any consent rights and other rights of third parties relating to such guaranties.

6.6       Use of Lexington Name. The parties hereto agree that (i) each entity listed in the definition of Redemption Consideration may continue to use the word “Lexington” in its name on and after the effective date hereof until such entity is dissolved or otherwise no longer in existence and (ii) each subsidiary of the Partnership in existence as of June 1, 2007 may continue to use the word “Lion” in its name on and after the effective date hereof until such entity is dissolved or otherwise no longer in existence.

ARTICLE 7.

INDEMNIFICATION

7.1       Indemnification by the Redeeming Limited Partner. The Redeeming Limited Partner hereby agrees to defend, indemnify and hold harmless the Partnership (and, with respect to clause (v), LXP) and its partners, members, officers, directors, employees, agents, successors and assigns from and against any claim, damage, liability, loss, cost or expense (including reasonable attorney fees) to the extent occasioned or caused by, resulting from or arising out of (excluding any claim, damage, liability, loss, cost or expense resulting from or arising out of the gross negligence or willful misconduct of the Partnership, LMLP, LXP, any of their Affiliates or their respective partners, members, officers, directors, employees and agents): (i) any failure by the Redeeming Limited Partner to perform its covenants or obligations as set forth in this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of the Redeeming Limited Partner made to the Partnership and contained in this Agreement; (iii) the Redeeming Limited Partner’s ownership of the LP Interests during the period prior to the effective date of this Agreement, including liabilities for any Taxes, fees, expenses or other charges determined to be due and payable to any governmental entity or other third party prior to the effective date of this Agreement; (iv) the Redeeming Limited Partner’s ownership of the Redemption Consideration on and after the effective date of this Agreement; and (v) any of the Continuing Guaranty Obligations which first occurs from and after the effective date of this Agreement. The obligations of the Redeeming Limited Partner under Section 7.1(v) shall be absolutely, unconditionally and irrevocably guaranteed by Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, and Clarion Lion Properties Fund Holdings, L.P. shall maintain a net worth as required by the Continuing Guaranty Obligations so long as the Continuing Guaranty Obligations are outstanding.

7.2       Indemnification by the Redeeming General Partner. The Redeeming General Partner hereby agrees to defend, indemnify and hold harmless the Partnership and its partners, members, officers, directors, employees, agents, successors and assigns from and against any claim, damage, liability, loss, cost or expense (including reasonable attorney fees) to the extent occasioned or caused by, resulting from or arising out of (excluding any claim, damage, liability, loss, cost or expense resulting from or arising out of the gross negligence or willful misconduct of the Partnership, LMLP, LXP, any of their Affiliates or their respective partners, members, officers, directors, employees and agents): (i) any failure by the Redeeming General Partner to perform its covenants or obligations as set forth in this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of the Redeeming General Partner made to the Partnership and contained in this Agreement; and (iii) the Redeeming General Partner’s ownership of the GP Interests during the period prior to the effective date of this Agreement, including liabilities for any Taxes, fees, expenses or other charges determined to be due and payable to any governmental entity or other third party prior to the effective date of this Agreement.

7.3       Indemnification by the Partnership. The Partnership hereby agrees to defend, indemnify and hold harmless (a) the Redeeming Limited Partner and its partners, members, officers, directors, employees, agents, successors and assigns from and against any claim, damage, liability, loss, cost or expense (including reasonable attorney fees) to the extent occasioned or caused by, resulting from or arising out of (excluding any claim, damage, liability, loss, cost or expense resulting from or arising out of the gross negligence or willful misconduct of the Redeeming Limited Partner, any of its Affiliates or their respective partners, members, officers, directors, employees and agents): (i) any failure by the Partnership to perform its covenants or obligations as set forth in this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of the Partnership made to the Redeeming Limited Partner and contained in this Agreement; (iii) the Partnership’s ownership of the LP Interests during the period on and after the effective date of this Agreement, including liabilities for any Taxes, fees or other governmental charges attributable to the ownership by the Partnership of the LP Interests on and after the effective date of this Agreement; and (iv) the Partnership’s ownership of the Redemption Consideration prior to the effective date of this Agreement; and (b) the Redeeming General Partner and its partners, members, officers, directors, employees, agents, successors and assigns from and against any claim, damage, liability, loss, cost or expense (including reasonable attorney fees) to the extent occasioned or caused by, resulting from or arising out of (excluding any claim, damage, liability, loss, cost or expense resulting from or arising out of the gross negligence or willful misconduct of the Redeeming General Partner, any of its Affiliates or their respective partners, members, officers, directors, employees and agents): (i) any failure by the Partnership to perform its covenants or obligations as set forth in this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of the Partnership made to the Redeeming General Partner and contained in this Agreement; and (iii) the Partnership’s ownership of the GP Interests on and after the effective date of this Agreement, including liabilities for any Taxes, fees or other governmental charges attributable to the ownership by the Partnership of the GP Interests on and after the effective date of this Agreement. For the avoidance of doubt, the Partnership shall have no responsibility for any amounts arising pursuant to Section 7.1(v).

7.4       Indemnification Procedure. Each Person that is entitled to indemnification under this Agreement (each, an “Indemnitee”) agrees to give the party hereto from which it may request indemnification (the “Indemnitor”) prompt written notice of any event, or any written claim by a third party, of which it obtains knowledge, which could give rise to any damage, liability, loss, cost or expense as to which it may request indemnification under this Agreement, but the failure to give such prompt written notice shall not affect such Indemnitee’s rights hereunder except to the extent the Indemnitor was adversely prejudiced thereby. Notice given pursuant to the first sentence of this Section 7.4 shall: (i) provide details of the event or claim that is the subject of the notice; (ii) state the section of this Agreement that the Indemnitee claims has been breached; and (iii) contain as attachments any documents to the extent material to an understanding of the event or claim that is the subject of the notice. In connection with any such third-party claim which could give rise to any damage, liability, loss, cost or expense as to which indemnification may be requested under this Agreement, if the Indemnitor shall have acknowledged in writing its obligation to indemnify in respect of such claim, the Indemnitor may assume the defense of such third-party claim at its expense, including by selecting counsel to direct such defense (which counsel shall be reasonably satisfactory to the Indemnitee), and the Indemnitee shall cooperate with the Indemnitor in determining the validity of any such claim and its defense thereof. The Indemnitee may, at its expense, participate in the defense of such third-party claim. Notwithstanding the Indemnitor’s assumption of the defense of such third-party claim, the Indemnitee shall have the right to employ one counsel to represent the Indemnitee if, in the reasonable judgment of the Indemnitee, a conflict of interest exists between the Indemnitee and the Indemnitor with respect to such third-party claim, and in such event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnitor; provided, however, that such counsel shall represent the Indemnitee only with respect to such matters as to which, in the reasonable judgment of the Indemnitee, such conflict of interest exists. The Indemnitor shall not settle any such claim without the consent of the Indemnitee if any relief, other than the payment of money damages by the Indemnitor, would be granted by such settlement or if such settlement does not include the unconditional release of the Indemnitee. The Indemnitee shall not settle any such claim without the consent of the Indemnitor which consent shall not be unreasonably withheld.

7.5       Exclusive Remedy. The indemnification provided by this Article 7 shall be the sole and exclusive remedy of any party hereto with respect to any and all matters arising out of, relating to or connected with this Agreement other than as set forth in Section 6.2. In furtherance of the foregoing, each of the Redeeming Limited Partner, the Redeeming General Partner and the Partnership hereby irrevocably and unconditionally waives any and all rights, claims and causes of action which such party may have arising under or based upon any law or otherwise (except pursuant to the indemnification provisions set forth in this Article 7).

ARTICLE 8.

MISCELLANEOUS

8.1       Survival of Representations and Warranties. All representations and warranties of the parties made in or pursuant to this Agreement (including the schedules hereto) shall survive for a period of one (1) year from the effective date hereof.

8.2       Cumulative Remedies. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

8.3       Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person,

when received by facsimile transmission, or one business day after duly sent by overnight courier, addressed as follows (or at such other address for a party as shall be specified by like notice):

(a)	if to the Redeeming Limited Partner to:

CLPF-LXP/LV, L.P.

c/o ING Clarion Partners, LLC

230 Park Avenue

New York, NY 10169

Fax No. 212-883-2951

Attn: Audrey Greenberg and a copy to:

Mayer, Brown, Rowe & Maw LLP
Attention: Jeff Usow

71 S. Wacker Drive

Chicago, IL 60606

Fax No.

(b)	if to the Redeeming General Partner to:

CLPF-LXP/Lion Venture GP, LLC

c/o ING Clarion Partners, LLC

230 Park Avenue

New York, NY 10169

Fax No. 212-883-2951

Attn: Audrey Greenberg and a copy to:

Mayer, Brown, Rowe & Maw LLP
Attention: Jeff Usow

71 S. Wacker Drive

Chicago, IL 60606

Fax No.

(c)	if to the Partnership to:

Lexington/Lion Venture, L.P.

c/o The Lexington Master Limited Partnership

One Penn Plaza, Suite 4015

New York, NY 10119-4015

Fax No. 212-594-6600

Attn: Joseph S. Bonventre and a copy to:

Post Heymann & Koffler LLP
Wing A, Suite 211
Two Jericho Plaza
Jericho, New York 11753
Fax No. 516-433-2777
Attn: David Heymann, Esq.

8.4       No Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned (a) in the case of the Partnership, by the Partnership without the prior written consent of the Redeeming Limited Partner and the Redeeming General Partner, (b) in the case of the Redeeming Limited Partner, by the Redeeming Limited Partner without the prior written consent of the Partnership and (c) in the case of the Redeeming General Partner, by the Redeeming General Partner without the prior written consent of the Partnership, and, in each case, any attempt to do so will be void, except for assignments and transfers by operation of law. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Agreement and its successors and permitted assigns.

8.5       Waiver. Any party hereto may, by written notice to the others, (a) extend the time for the performance of any of the obligations or other actions of the others in favor or for the benefit of such party under this Agreement; (b) waive any inaccuracies in the representations or warranties of the others in favor or for the benefit of such party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties in favor or for the benefit of such party contained in this Agreement; or (d) waive or modify performance of any of the obligations of the others in favor or for the benefit of such party under this Agreement; provided, however, that any such extension, waiver or modification shall bind only such party and not any other party in whose favor or for whose benefit any such obligations, actions, representations, warranties, conditions or covenants run or are made. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance by any other party with any of the representations, warranties, covenants, conditions, agreements or indemnities contained in this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8.6       Entire Agreement. This Agreement shall supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and thereby, and this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

8.7       Construction. This Agreement shall not be construed more strictly against the Partnership, the Redeeming Limited Partner or the Redeeming General Partner merely by virtue of the fact that the same has been prepared by the Partnership, the Redeeming Limited Partner or the Redeeming General Partner or their counsel, it being recognized the parties hereto have contributed substantially and materially to the preparation of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation” if such words do not expressly follow.

8.8       Costs of Litigation. In the event of litigation between the parties with respect to this Agreement or the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party therein its reasonable attorney fees and costs of suit.

8.9       Amendments, Supplements, etc. This Agreement may be amended or supplemented only by a writing signed by the Partnership, the Redeeming Limited Partner and the Redeeming General Partner specifically referring to this Agreement.

8.10     Headings and Captions. The headings and captions in this Agreement are for reference purposes only and shall not affect the construction or interpretation of any provision of this Agreement.

8.11     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.12     Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

8.13     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

8.14     Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any Person, other than the parties hereto and the Indemnitees solely with respect to the indemnification rights set forth in Article 7, any rights or remedies hereunder.

8.15     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTER CONTEMPLATED HEREBY.

8.16     Jurisdiction; Venue; Forum. Each party hereto hereby irrevocably and unconditionally (a) agrees that any action, suit or other legal proceeding brought in connection with or relating to this Agreement or any matter contemplated hereby shall be brought exclusively in a court of competent jurisdiction located in the Borough of Manhattan, New York City, New York, whether a state or federal court, and shall not be brought in any court or forum outside the Borough of Manhattan, New York City, New York; (b) consents and submits to, and agrees that it will not assert (by way of motion, as a defense or otherwise) that it is not subject to, personal jurisdiction in connection with any such action, suit or proceeding in any such court; and (c) waives to the fullest extent permitted by law, and agrees that it will not assert (by way of motion, as a defense or otherwise), any claim that the laying of venue of any such action, suit or proceeding in any such court is improper or that any such action, suit or proceeding brought in any such court was brought in an inconvenient forum or should be stayed by reason of the pendency of some other action, suit or other legal proceeding in a court or forum other than any such court. Notwithstanding the foregoing, a party hereto may bring an action, suit or other legal proceeding in a court or forum other than any such court for the sole purpose of enforcing an order or judgment issued by any such court.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Redeeming Limited Partner, the Redeeming General Partner and the Partnership have caused this Agreement to be duly executed and delivered as of the date first above written.

REDEEMING LIMITED PARTNER:

CLPF-LXP/LV, L.P.
By: CLPF-LXP/LV GP, LLC, its general
partner

By: Clarion Lion Properties Fund Holdings, L.P., its sole member

By: CLPF-Holdings, LLC, its general partner

By: Clarion Lion Properties Fund Holdings REIT, LLC, its sole member

By: Clarion Lion Properties Fund, LLC, its managing member

By:	ING Clarion Partners, LLC, its manager

By:/s/ Stephen B. Hansen
Name: Stephen B. Hansen
Title: Managing Director

REDEEMING GENERAL PARTNER:

CLPF-LXP/LION VENTURE GP, LLC

By: CLPF-LXP/LV, L.P., its sole member

By: CLPF-LXP/LV GP, LLC, its general
partner

By: Clarion Lion Properties Fund Holdings, L.P., its sole member

By: CLPF-Holdings, LLC, its general partner

By: Clarion Lion Properties Fund Holdings REIT, LLC, its sole member

By: Clarion Lion Properties Fund, LLC, its managing member

By:	ING Clarion Partners, LLC, its manager

By:/s/ Stephen B. Hansen
Name: Stephen B. Hansen
Title: Managing Director

PARTNERSHIP:

LEXINGTON/LION VENTURE, L.P.

By: LXP GP, LLC, its managing general partner
By:/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

SOLELY WITH RESPECT TO SECTION 7.1:

CLARION LION PROPERTIES FUND HOLDINGS, L.P., solely with respect to Section 7.1

By: CLPF-Holdings, LLC, its general partner

By: Clarion Lion Properties Fund Holdings REIT, LLC, its sole member

By: Clarion Lion Properties Fund, LLC, its managing member

By:	ING Clarion Partners, LLC, its manager

By:/s/ Stephen B. Hansen
Name: Stephen B. Hansen
Title: Managing Director

SCHEDULES AND EXHIBITS OMITTED